Exhibit 99.1

Nationwide Life Insurance Company

Condensed Consolidated Balance Sheets

	As of December 31,
(in U.S.$ millions)	2002	2001
	(Unaudited)
Assets

Invested assets	$34,270.1	$27,477.3
Deferred policy acquisition costs	2,971.1	3,189.0
Other assets	1,573.2	975.3
Assets held in separate accounts	47,208.2	59,513.0

	$86,022.6	$91,154.6

Liabilities and Shareholder’s Equity

Future policy benefits and claims	$31,679.8	$25,216.0
Short-term debt	—	100.0
Long-term debt with a related party	600.0	300.0
Other liabilities	2,985.8	2,307.9
Liabilities related to separate accounts	47,208.2	59,513.0

	82,473.8	87,436.9
Shareholder’s equity	3,548.8	3,717.7

	$86,022.6	$91,154.6

Nationwide Life Insurance Company

Condensed Consolidated Statements of Operations

	Years Ended December 31,
(in U.S.$ millions)	2002	2001	2000
	(Unaudited)
Revenues
Policy charges	$973.8	$1,017.3	$1,091.4
Life insurance premiums	259.9	251.1	240.0
Net investment income	1,838.5	1,724.7	1,653.9
Net realized (losses) gains on investments, hedging instruments and hedged items:
Unrelated parties	(107.6)	(62.7)	(19.4)
Related party	23.2	44.4	—
Other	8.8	8.2	11.1

	2,996.6	2,983.0	2,977.0

Benefits and Expenses
Interest credited to policyholder account values	1,241.2	1,238.7	1,182.4
Other benefits and claims	326.0	280.3	241.6
Policyholder dividends on participating policies	45.2	41.7	44.5
Amortization of deferred policy acquisition costs	670.1	347.9	352.1
Interest expense on debt, primarily with a related party	36.0	6.2	1.3
Other operating expenses	508.6	439.3	472.0

	2,827.1	2,354.1	2,293.9

Income from continuing operations before federal income tax expense and cumulative effect of adoption of accounting principles	169.5	628.9	683.1
Federal income tax expense	8.7	161.2	207.3

Income from continuing operations before cumulative effect of adoption of accounting principles	160.8	467.7	475.8
Income from discontinued operations, net of tax	0.7	1.2	(0.5)
Cumulative effect of adoption of accounting principles, net of tax	—	(7.1)	—

Net income	$161.5	$461.8	$475.3

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